SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) January 24, 2017

AMERISERV FINANCIAL, Inc.

(exact name of registrant as specified in its charter)

Pennsylvania        0-11204        25-1424278

(State or other     (commission    (I.R.S. Employer

jurisdiction        File Number)   Identification No.)

of Incorporation)

Main and Franklin Streets, Johnstown, Pa.  15901

(address or principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: 814-533-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ) Written communications pursuant to Rule 425 under the Securities

Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange

Act (17 CFR 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the

Exchange Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the

Exchange Act (17 CFR 240.13e-4c))

Form 8-K

Item 2.02 Results of operation and financial condition.

AMERISERV FINANCIAL Inc. (the "Registrant") announced fourth quarter and full year 2016 results through December 31, 2016.  For a more detailed description of the announcement see the press release attached as Exhibit 99.1.

Item 8.01 Other events.

On January 24, 2017, the Registrant issued a press release announcing the Board of Directors' approval of a new common stock buyback program to buy back up to 5%, or approximately 945,000 shares, of its common stock.  The authorized repurchases will be made from time to time in either the open market or through privately negotiated transactions.  The timing, volume and nature of share repurchases will be at the sole discretion of management, dependent on market conditions, applicable securities laws, and other factors, and may be suspended or discontinued at any time.  No assurance can be given that any particular amount of common stock will be repurchased.  All or part of the repurchases may be implemented under a Rule 10b5-1 trading plan, which would allow repurchases under pre-set terms at times when the Registrant might otherwise be prevented from doing so under insider trading laws or because of self-imposed blackout periods.  This repurchase program may be modified, extended or terminated by the Board of Directors at any time.

Exhibits

--------

Exhibit 99.1

Press release dated January 24, 2017, announcing earnings for 2016 through December 31, 2016 and approval of new common stock repurchase program.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISERV FINANCIAL, Inc.

By /s/Michael D. Lynch

Michael D. Lynch

SVP & CFO

Date: January 24, 2017

Exhibit 99.1

AMERISERV FINANCIAL REPORTS 2016 EARNINGS AND ANNOUNCES A NEW COMMON STOCK REPURCHASE PROGRAM

JOHNSTOWN, PA – AmeriServ Financial, Inc. (NASDAQ: ASRV) reported net income available to common shareholders of $1,150,000, or $0.06 per diluted common share, in the fourth quarter of 2016.  This earnings performance was lower than the fourth quarter of 2015 where net income available to common shareholders totaled $1,321,000, or $0.07 per diluted common share.  For the year ended December 31, 2016, the Company reported net income available to common shareholders of $2,295,000, or $0.12 per diluted share.  This represented a decrease in earnings per share from the full year 2015 where net income available to common shareholders totaled $5,787,000, or $0.31 per diluted common share, due largely to an increased provision for loan losses that was recorded in the first quarter of 2016. The following table highlights the Company’s financial performance for both the quarters and years ended December 31, 2016 and 2015:

	Fourth Quarter 2016	Fourth Quarter 2015	Year Ended December 31, 2016	Year Ended December 31, 2015

Net income	$1,150,000	$1,374,000	$2,310,000	$5,997,000
Net income available to common shareholders	$1,150,000	$1,321,000	$2,295,000	$5,787,000
Diluted earnings per share	$ 0.06	$ 0.07	$ 0.12	$ 0.31

Additionally, the Company’s Board of Directors approved a new common stock repurchase program which calls for AmeriServ Financial, Inc. to buy back up to 5%, or approximately 945,000 shares, of its outstanding common stock during the next 18 months.  The authorized repurchases will be made from time to time in either the open market or through privately negotiated transactions.  The timing, volume and nature of share repurchases will be at the sole discretion of management, dependent on market conditions, applicable securities laws, and other factors, and may be suspended or discontinued at any time.  No assurance can be given that any particular amount of common stock will be repurchased.  This repurchase program may be modified, extended or terminated by the Board of Directors at any time.  As of December 31, 2016, the Company had approximately 18.9 million shares of its common stock outstanding.

Jeffrey A. Stopko, President and Chief Executive Officer, commented on the 2016 financial results and common stock repurchase program: “AmeriServ Financial, Inc. enters 2017 with improving earnings momentum and a strong balance sheet evidenced by good capital levels, deep liquidity, and excellent asset quality.  The announcement of this new common stock repurchase program reflects our belief that the current ASRV stock price does not fully reflect the value of some of the key strategic initiatives that we accomplished in 2016 which included: the pay-off of $21 million of Small Business Lending Fund (SBLF) preferred stock, an increase in our common stock cash dividend, and continued solid growth in our community banking business.  Accordingly, we believe that the return of capital to our shareholders through a common stock buyback program is an appropriate capital management strategy at this time.”

The Company’s net interest income in the fourth quarter of 2016 decreased by only $8,000 from the prior year’s fourth quarter and for the full year of 2016 decreased by $1,227,000, or 3.5%, when compared to the full year of 2015.  The Company’s net interest margin of 3.26% for the full year of 2016 was 23 basis points lower than the net interest margin of 3.49% for the full year of 2015.  There was also a net interest margin decline of 12 basis points between the fourth quarter of 2016 and the prior year’s fourth quarter although the net interest margin did demonstrate some modest improvement of three basis points between the third and fourth quarters of 2016.  The 2016 reduction in net interest income has been significantly impacted by the following three factors:  1.) net interest margin compression that results from the prolonged low interest rate environment that exists in the economy and is pressuring community bank net interest margins, 2.) additional interest expense that was associated with the Company’s late fourth quarter 2015 issuance of subordinated debt, and 3.) a significantly lower level of loan prepayment fee income, which decreased by approximately $300,000 for full year of 2016. These factors  more  than  offset  the  Company’s  continued  growth in earning  assets  and  control  of its cost of funds through disciplined deposit pricing.  Specifically, the earning asset growth occurring in the loan portfolio as total loans averaged $888 million for both the fourth quarter and the full year of 2016, which is $17 million, or 2.0%, higher than $870 million average for the fourth quarter of 2015 and $31 million, or 3.6%, higher than the $857 million average for the full year of 2015.  This loan growth reflects the successful results of the Company’s business development efforts, with an emphasis on generating commercial loans and owner occupied commercial real estate loans particularly through its loan production offices.  Loan interest income increased by $184,000, or 2.0%, in the fourth quarter of 2016 when compared to the fourth quarter of 2015 as loan growth more than offset the negative impact from net interest margin compression.  However, loan interest income is $134,000, or 0.4%, lower for the full year of 2016 when compared to the full year of 2015 due primarily to the previously mentioned decline in loan prepayment fees between years.  Interest income on investments grew in the fourth quarter of 2016 and is also higher by $122,000 or 3.1% for the full year as the Company benefited from a higher balance of investment securities in 2016.  Overall, total interest income decreased by $12,000, or 0.03%, in 2016.

The Company experienced significant growth in deposits between years which is a reflection of the loyalty and stability of our core deposit base that provides a strong foundation upon which this growth builds.  Management’s ability to acquire new core deposit funding from outside of our traditional market areas as well as our ongoing efforts to offer new loan customers deposit products were the primary reasons for this growth.  Specifically, total deposits averaged $956 million for the full year of 2016 which is $63 million, or 7.0%, higher than the $893 million average for the full year of 2015.  The Company is also pleased that a meaningful portion of this deposit growth occurred in non-interest bearing demand deposit accounts.  Deposit interest expense for the full year of 2016 increased by $648,000, or 13.6%, due to the higher balance of deposits along with certain money market accounts repricing upward after Federal Reserve fed funds interest rate increases.   As a result of this strong deposit growth, the Company’s loan to deposit ratio ended the year at 91.6% which indicates that the Company has ample room to further grow its loan portfolio in 2017.

Total interest expense increased by $308,000 in the fourth quarter of 2016 and for the full year of 2016 increased by $1,215,000, or 18.6%, each as compared to 2015 periods due to higher levels of both borrowings and deposit interest expense.  The Company experienced a $567,000 increase in the interest cost for borrowings in 2016 with $515,000 of this increase attributable to the Company’s subordinated debt issuance which occurred late in December of 2015.  Specifically, the Company issued $7.65 million of subordinated debt which has a 6.50% fixed interest rate.  The proceeds from the subordinated debt issuance, along with other cash on hand, was used to redeem all $21 million of our outstanding SBLF preferred stock on January 27, 2016.  The remainder of the increase in borrowings interest expense was due to a greater utilization of FHLB term advances to extend borrowings for interest rate risk management purposes.

The Company recorded a $300,000 provision for loan losses in the fourth quarter of 2016 compared to a $500,000 provision in the fourth quarter of 2015.  For the full year of 2016, the Company recorded a $3,950,000 provision for loan losses compared to a $1,250,000 provision for loan losses for the full year of 2015 or an increase of $2.7 million between years.  A substantially higher than typical provision and net loan charge-offs were recorded in the first quarter of 2016 and were necessary to resolve a meaningful direct loan exposure to the energy industry, the specifics of which were discussed in detail in the Company’s first quarter results.  The provision recorded in the fourth quarter of 2016 was more typical of what is required to support the continuing growth of the loan portfolio and cover net loan charge-offs.  The Company experienced net loan charge-offs of $94,000, or 0.04% of total loans, in the fourth quarter of 2016, compared to net loan charge-offs of $351,000, or 0.16% of total loans, in the fourth quarter of 2015.  For the full year periods, there were net loan charge-offs of $3.9 million, or 0.44%, of total loans in 2016, compared to net loan charge-offs of $952,000, or 0.11% of total loans, in 2015.  Overall, the Company continued to maintain outstanding asset quality in the fourth quarter of 2016.  At December 31, 2016, non-performing assets totaled $1.6 million, or only 0.18% of total loans, which is down by $4.7 million from the prior year-end and is one of the lowest levels ever reported by the Company.  In summary, the allowance for loan losses  provided  a  strong  612%  coverage  of  non-performing  loans,  and  1.12%  of  total  loans, at December 31, 2016, compared to 158% coverage of non-performing loans, and 1.13% of total loans, at December 31, 2015.

Total non-interest income in the fourth quarter of 2016 decreased by $50,000, or 1.3%, from the prior year’s fourth quarter, and for the year of 2016 decreased by $629,000, or 4.1%, when compared to the full year of 2015.  Revenue from bank owned life insurance decreased by $229,000 for the quarter and $942,000 for the full year and was the primary factor contributing to the non-interest income decline as there were no death claims received in 2016 compared to four claims in 2015.  Slightly offsetting these unfavorable variances for the quarter and full year was increased revenue from mortgage loan sales and mortgage related fee income in the fourth quarter of 2016 by $153,000, or 60%, when compared to the fourth quarter of 2015 and for the full year of 2016 by $93,000, or 8.0%, when compared to the full year of 2015.  This higher level of revenue from residential mortgage lending was due to increased refinance activity and a comparable level of new mortgage loan originations when compared to last year.  Other income was higher by $113,000, or 19.2%, for the quarter and by $201,000, or 8.6%, for the full year as the Company benefited from additional revenue resulting from a more aggressive business development strategy within its Financial Services Division.  There were no net gains recognized on the sale of investment securities during the fourth quarter of 2016 after a $79,000 gain was recognized in the fourth quarter of 2015.  For the full year, however, net gains recognized on investment security sales were $177,000 in 2016, which was $106,000, or 149%, higher than the 2015 level as the Company sold certain rapidly pre-paying mortgage backed securities in this low interest rate environment.  Trust and investment advisory fees decreased slightly by $11,000, or 0.1%, for the full year as the loss of certain client accounts through normal attrition more than offset continued successful new business development activities as well as effective management of existing customer accounts in this volatile market environment.  However, Trust and investment advisory fees increased by $31,000, or 1.5%, for the fourth quarter.  Trust assets under administration totaled $2.0 billion as of December 31, 2016.

Total non-interest expense in the fourth quarter of 2016 increased by $339,000, or 3.3%, from the prior year’s fourth quarter and for the full year of 2016 increased by $577,000, or 1.4%, when compared to the full year of 2015.  As noted in our previously disclosed first quarter financial results, non-recurring costs for legal and accounting services were necessary to address a trust operations trading error and are the primary reasons for the negative comparison for full year time period while an unrelated litigation settlement and higher pension costs contributed to the negative comparison for the fourth quarter.  The impact of these trust operations expenses were clearly evident for the full year of 2016 in higher levels of total professional fees and other expenses.  Professional fees were $277,000, or 5.5%, higher and other expenses  also  compare  unfavorably  by  $512,000  for  the  full  year  time  period.  Salaries and employee benefits were higher by $153,000, or 2.6%, in the fourth quarter but were slightly lower by $8,000 for the full year of 2016.  The unfavorable comparison for the quarter was due to additional expense related to the Company’s defined pension benefit plan which results from the prolonged low interest rate environment.  Partially offsetting these additional expenses were our continued cost control efforts as occupancy and equipment related expenses are lower by $244,000, or 5.2%, for the full year.  Finally, the Company recorded an income tax expense of $897,000, or an effective tax rate of 28.0%, in 2016 which is lower when compared to the income tax expense of $2,343,000, or an effective tax rate of 28.1%, for 2015.  The lower income tax expense and effective tax rate are due to the first quarter 2016 loss recognized by the Company.  However, as we have demonstrated in the remaining three quarters of 2016 our actions taken for an immediate improvement to more typical and expected profitability levels have proven successful.  We anticipate that our earnings momentum will increase in 2017.

The Company had total assets of $1.154 billion, shareholders’ equity of $95.4 million, a book value of $5.05 per common share and a tangible book value of $4.41 per common share at December 31, 2016.  The decline in the book value and tangible book value per share in the fourth quarter of 2016 was due to a decrease in the value of the Company’s available for sale investment securities and an increase in the defined benefit pension obligation as changes in both of these items flow through the equity section of the balance sheet but do not impact regulatory capital.  The Company continued to maintain strong capital ratios that exceed the regulatory defined well capitalized status.

This news release may contain forward-looking statements that involve risks and uncertainties, as defined in the Private Securities Litigation Reform Act of 1995, including the risks detailed in the Company's Annual Report and Form 10-K to the Securities and Exchange Commission.  Actual results may differ materially.

NASDAQ: ASRV

SUPPLEMENTAL FINANCIAL PERFORMANCE DATA

December 31, 2016

(In thousands, except per share and ratio data)

(Unaudited)

2016

	1QTR	2QTR	3QTR	4QTR	YEAR
					TO DATE
PERFORMANCE DATA FOR THE PERIOD:
Net income (loss)	$(1,267)	$1,362	$1,065	$1,150	$2,310
Net income (loss) available to common shareholders	(1,282)	1,362	1,065	1,150	2,295

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	(0.45)%	0.48%	0.37%	0.40%	0.20%
Return on average equity	(4.86)	5.60	4.27	4.58	2.30
Net interest margin	3.30	3.23	3.15	3.18	3.26
Net charge-offs as a percentage of average loans	1.60	0.01	0.14	0.04	0.44
Loan loss provision as a percentage of average loans	1.42	0.11	0.13	0.13	0.44
Efficiency ratio	89.24	82.05	85.07	84.82	85.27

PER COMMON SHARE:
Net income (loss):
Basic	$(0.07)	$0.07	$0.06	$0.06	$0.12
Average number of common shares outstanding	18,884	18,897	18,899	18,903	18,896
Diluted	(0.07)	0.07	0.06	0.06	0.12
Average number of common shares outstanding	18,884	18,948	18,957	18,990	18,955
Cash dividends declared	$0.010	$0.010	$0.015	$0.015	$0.050

2015

	1QTR	2QTR	3QTR	4QTR	YEAR
					TO DATE
PERFORMANCE DATA FOR THE PERIOD:
Net income	$1,369	$1,421	$1,833	$1,374	$5,997
Net income available to common shareholders	1,316	1,369	1,781	1,321	5,787

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	0.51%	0.52%	0.66%	0.49%	0.54%
Return on average equity	4.80	4.88	6.15	4.56	5.10
Net interest margin	3.57	3.45	3.52	3.30	3.49
Net charge-offs as a percentage of average loans	0.09	0.08	0.11	0.16	0.11
Loan loss provision as a percentage of average loans	0.12	0.09	0.14	0.23	0.15
Efficiency ratio	82.29	81.93	78.25	81.69	81.01

PER COMMON SHARE:
Net income:
Basic	$0.07	$0.07	$0.09	$0.07	$0.31
Average number of common shares outstanding	18,851	18,859	18,869	18,871	18,863
Diluted	0.07	0.07	0.09	0.07	0.31
Average number of common shares outstanding	18,909	18,941	18,951	18,950	18,933
Cash dividends declared	$0.01	$0.01	$0.01	$0.01	$0.04

AMERISERV FINANCIAL, INC.

(In thousands, except per share, statistical, and ratio data)

(Unaudited)

               2016

	1QTR	2QTR	3QTR	4QTR
FINANCIAL CONDITION DATA AT PERIOD END
Assets	$1,121,701	$1,142,492	$1,145,655	$1,153,780
Short-term investments/overnight funds	5,556	6,836	8,279	8,966
Investment securities	139,000	145,753	145,609	157,742
Loans and loans held for sale	882,410	895,513	896,301	886,858
Allowance for loan losses	9,520	9,746	9,726	9,932
Goodwill	11,944	11,944	11,944	11,944
Deposits	906,773	940,931	962,736	967,786
FHLB borrowings	88,952	72,617	56,943	58,296
Subordinated debt, net	7,424	7,430	7,435	7,441
Shareholders’ equity	97,589	99,232	100,044	95,395
Non-performing assets	3,007	2,230	1,907	1,624
Tangible common equity ratio	7.72	7.72	7.77	7.31
PER COMMON SHARE:
Book value (A)	$5.16	$5.25	$5.29	$5.05
Tangible book value (A)	4.53	4.62	4.66	4.41
Market value	2.99	3.02	3.32	3.70
Trust assets – fair market value (B)	$1,974,180	$1,982,868	$2,011,344	$1,992,978

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	317	311	310	305
Branch locations	16	16	16	16
Common shares outstanding	18,894,561	18,896,876	18,903,472	18,903,472

    2015

	1QTR	2QTR	3QTR	4QTR
FINANCIAL CONDITION DATA AT PERIOD END
Assets	$1,103,416	$1,112,934	$1,110,843	$1,148,922
Short-term investments/overnight funds	10,127	9,843	14,966	25,067
Investment securities	142,010	142,448	135,013	140,886
Loans and loans held for sale	853,972	866,243	868,213	883,987
Allowance for loan losses	9,689	9,717	9,772	9,921
Goodwill	11,944	11,944	11,944	11,944
Deposits	892,676	862,902	869,899	903,294
FHLB borrowings	71,219	109,430	100,988	96,748
Subordinated debt, net	-	-	-	7,418
Shareholders’ equity	116,328	117,305	119,408	118,973
Non-performing assets	3,046	2,565	2,294	6,297
Tangible common equity ratio	7.64	7.66	7.87	7.57
PER COMMON SHARE:
Book value (A)	$5.06	$5.11	$5.21	$5.19
Tangible book value (A)	4.42	4.47	4.58	4.56
Market value	2.98	3.33	3.24	3.20
Trust assets – fair market value (B)	$2,033,573	$2,012,358	$1,935,495	$1,974,882

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	318	318	318	318
Branch locations	17	17	17	17
Common shares outstanding	18,855,021	18,861,811	18,870,811	18,870,811

NOTES:

(A)

For 2015, Preferred stock of $21 million received through the Small Business Lending Fund is excluded from the book value per common share and tangible book value per common share calculations.  The Company repaid the US Treasury for the SBLF funds on January 27,2016.

        (B) Not recognized on the consolidated balance sheets.

AMERISERV FINANCIAL, INC.

CONSOLIDATED STATEMENT OF INCOME

(In thousands)

(Unaudited)

    2016

	1QTR	2QTR	3QTR	4QTR	YEAR
INTEREST INCOME					TO DATE
Interest and fees on loans	$9,465	$9,409	$9,462	$9,525	$37,861
Interest on investments	957	980	1,014	1,057	4,008
Total Interest Income	10,422	10,389	10,476	10,582	41,869

INTEREST EXPENSE
Deposits	1,254	1,330	1,391	1,425	5,400
All borrowings	610	573	579	573	2,335
Total Interest Expense	1,864	1,903	1,970	1,998	7,735

NET INTEREST INCOME	8,558	8,486	8,506	8,584	34,134
Provision for loan losses	3,100	250	300	300	3,950
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	5,458	8,236	8,206	8,284	30,184

NON-INTEREST INCOME
Trust and investment advisory fees	2,075	2,124	2,035	2,099	8,333
Service charges on deposit accounts	415	404	433	422	1,674
Net realized gains on loans held for sale	107	185	260	332	884
Mortgage related fees	63	98	132	74	367
Net realized gains on investment securities	57	60	60	-	177
Bank owned life insurance	167	169	169	170	675
Other income	553	702	572	701	2,528
Total Non-Interest Income	3,437	3,742	3,661	3,798	14,638

NON-INTEREST EXPENSE
Salaries and employee benefits	6,166	5,868	5,901	6,099	24,034
Net occupancy expense	737	690	656	699	2,782
Equipment expense	436	409	419	424	1,688
Professional fees	1,465	1,192	1,330	1,293	5,280
FDIC deposit insurance expense	179	188	189	153	709
Other expenses	1,728	1,692	1,861	1,841	7,122
Total Non-Interest Expense	10,711	10,039	10,356	10,509	41,615

PRETAX INCOME (LOSS)	(1,816)	1,939	1,511	1,573	3,207
Income tax expense (benefit)	(549)	577	446	423	897
NET INCOME (LOSS)	(1,267)	1,362	1,065	1,150	2,310
Preferred stock dividends	15	-	-	-	15
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$(1,282)	$1,362	$1,065	$1,150	$2,295

    2015

	1QTR	2QTR	3QTR	4QTR	YEAR
INTEREST INCOME					TO DATE
Interest and fees on loans	$9,456	$9,480	$9,718	$9,341	$37,995
Interest on investments	1,067	929	949	941	3,886
Total Interest Income	10,523	10,409	10,667	10,282	41,881

INTEREST EXPENSE
Deposits	1,174	1,171	1,174	1,233	4,752
All borrowings	415	438	458	457	1,768
Total Interest Expense	1,589	1,609	1,632	1,690	6,520

NET INTEREST INCOME	8,934	8,800	9,035	8,592	35,361
Provision for loan losses	250	200	300	500	1,250
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	8,684	8,600	8,735	8,092	34,111

NON-INTEREST INCOME
Trust and investment advisory fees	2,056	2,135	2,085	2,068	8,344
Service charges on deposit accounts	419	429	441	461	1,750
Net realized gains on loans held for sale	191	225	178	173	767
Mortgage related fees	115	109	87	80	391
Net realized gains (losses) on investment securities	-	28	(36)	79	71
Bank owned life insurance	363	171	684	399	1,617
Other income	568	595	576	588	2,327
Total Non-Interest Income	3,712	3,692	4,015	3,848	15,267

NON-INTEREST EXPENSE
Salaries and employee benefits	6,073	5,944	6,079	5,946	24,042
Net occupancy expense	841	718	692	690	2,941
Equipment expense	466	480	409	418	1,773
Professional fees	1,211	1,275	1,206	1,311	5,003
FDIC deposit insurance expense	167	164	174	164	669
Other expenses	1,652	1,658	1,659	1,641	6,610
Total Non-Interest Expense	10,410	10,239	10,219	10,170	41,038

PRETAX INCOME	1,986	2,053	2,531	1,770	8,340
Income tax expense	617	632	698	396	2,343
NET INCOME	1,369	1,421	1,833	1,374	5,997
Preferred stock dividends	53	52	52	53	210
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$1,316	$1,369	$1,781	$1,321	$5,787

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

Average Balance Sheet Data (In thousands)

(Unaudited)

2016

2015

		TWELVE		TWELVE
	4QTR	MONTHS	4QTR	MONTHS
Interest earning assets:
Loans and loans held for sale, net of unearned income	$887,671	$887,679	$870,400	$857,015
Short-term investment in money market funds	21,663	15,156	12,116	10,700
Deposits with banks	1,059	1,668	5,086	2,198
Total investment securities	153,539	147,279	140,794	144,959
Total interest earning assets	1,063,932	1,051,782	1,028,396	1,014,872

Non-interest earning assets:
Cash and due from banks	22,854	20,626	17,525	17,312
Premises and equipment	11,772	11,930	12,282	12,617
Other assets	67,137	68,046	67,605	69,201
Allowance for loan losses	(9,829)	(9,790)	(9,808)	(9,766)

Total assets	$1,155,866	$1,142,594	$1,116,000	$1,104,236

Interest bearing liabilities:
Interest bearing deposits:
Interest bearing demand	$112,451	$108,350	$ 92,800	$ 97,201
Savings	95,494	95,986	92,550	94,425
Money market	286,187	277,967	269,251	242,298
Other time	301,555	290,612	276,134	287,783
Total interest bearing deposits	795,687	772,915	730,735	721,707
Borrowings:
Federal funds purchased and other short-term borrowings	1,685	9,030	16,650	24,582
Advances from Federal Home Loan Bank	46,810	48,720	48,763	46,166
Guaranteed junior subordinated deferrable interest debentures	13,085	13,085	13,085	13,085
Subordinated debt	7,650	7,650	247	62
Total interest bearing liabilities	864,917	851,400	809,480	805,602

Non-interest bearing liabilities:
Demand deposits	184,920	182,732	178,801	171,175
Other liabilities	6,241	8,074	8,157	9,871
Shareholders’ equity	99,788	100,388	119,562	117,588
Total liabilities and shareholders’ equity	$1,155,866	$1,142,594	$1,116,000	$1,104,236